As filed with the Securities and Exchange Commission on October 25, 2007
Registration No. 333-
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

____________

HONEYWELL INTERNATIONAL INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State of Incorporation)	22-2640650 (I.R.S. Employer Identification No.)

____________

101 Columbia Road

P.O. Box 4000

Morristown, New Jersey 07962-2497

(973) 455-2000

(Address of Principal Executive Offices) (Zip Code)

2007 Honeywell Global Employee Stock Plan

(Full Title of the Plan)

____________

Thomas F. Larkins, Esq.

Vice President, Corporate Secretary and Deputy General Counsel

101 Columbia Road

P.O. Box 4000

Morristown, New Jersey 07962-2497

(973) 455-2000

(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

____________

With Copies To:

Arthur H. Kohn, Esq.

Cleary Gottlieb Steen & Hamilton LLP

One Liberty Plaza

New York, New York 10006

(212) 225-2000

____________

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(2)
Common stock, par value $1.00 per share: Shares available for future grants under the 2007 Honeywell Global Employee Stock Plan	4,000,000	$57.80	$231,200,000	$7,097.84
Total	4,000,000	$57.80	$231,200,000	$7,097.84
(1)

Together with an indeterminate number of ordinary shares that may be necessary to adjust the number of shares reserved for issuance pursuant to the 2007 Honeywell Global Employee Stock Plan as a result of stock splits, dividends or similar adjustments of the outstanding common stock of Honeywell International Inc.

(2)

The estimated exercise price of $57.80 per share was computed in accordance with Rule 457(c) under the Securities Act by averaging the high and low sales prices of Honeywell International Inc. common stock as reported by the New York Stock Exchange Composite Tape on October 22, 2007.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The Registrant will send or give the documents containing the information specified in Part I of Form S-8 to employees as specified by the Securities and Exchange Commission Rule 428(b)(1) under the Securities Act. The Registrant does not need to file these documents with the Securities and Exchange Commission either as part of this registration statement or as prospectuses or prospectus supplements under Rule 424 of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Certain Documents by Reference.

The following documents filed with the Securities and Exchange Commission (the “Commission”) by the Registrant, Honeywell International Inc., a Delaware corporation (“Honeywell” or the “Registrant”), pursuant to the Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference in this registration statement:

(a)       The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, filed pursuant to the Exchange Act on February 16, 2007 (the “Annual Report”);

(b)      All other reports filed by the Registrant pursuant to Section 13(a) or Section 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report; and

(c)       The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form S-3 filed with the Commission on November 25, 2002 pursuant to the Securities Act of 1933, as amended (the “Securities Act”).

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Nothing in this registration statement shall be deemed to incorporate information furnished but not filed with the Commission pursuant to Item 2.02 or Item 7.01 of Form 8-K.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

The validity of the common stock offered hereby will be passed upon for us by Jacqueline Whorms, Esq., Assistant General Counsel, Corporate Finance, of Honeywell. As of October 25, 2007, Ms. Whorms did not beneficially own shares of Honeywell common stock and had 700 restricted units and options to acquire 3,5000 shares of Honeywell common stock, none of which had vested as of such date. Ms. Whorms is not currently a participant in the Honeywell 2007 Global Employee Stock Plan (the “Plan”).

Item 6. Indemnification of Directors and Officers.

Delaware law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement in connection with specified actions, suits, proceedings whether civil, criminal, administrative, or investigative (other than action by or in the right of the corporation -a “derivative action”), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys’ fees) incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s charter, by-laws, disinterested director vote, shareowner vote, agreement, or otherwise.

Delaware law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its shareowners for monetary damages for breach of fiduciary duty as a director, except for liability for (i) any breach of the director’s duty of loyalty to the corporation or its shareowners, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) payment of unlawful dividends or unlawful stock purchases or redemptions, or (iv) any transaction from which the director derived an improper personal benefit.

Under Article Eleventh of Honeywell’s Restated Certificate of Incorporation, each person who is or was a director or officer of Honeywell, and each director or officer of Honeywell who serves or served any other enterprise or organization at the request of Honeywell, shall be indemnified by Honeywell to the full extent permitted by Delaware law.

Under Delaware law, to the extent that such a person is successful on the merits or otherwise in defense of a suit or proceeding brought against such person by reason of the fact that such person is or was a director or officer of Honeywell, or serves or served any other enterprise or organization at the request of Honeywell, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred in connection with such action.

If unsuccessful in defense of a third-party civil suit or a criminal suit, or if such a suit is settled, such a person shall be indemnified under such law against both (1) expenses (including attorneys’ fees) and (2) judgments, fines and amounts paid in settlement if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of Honeywell, and with respect to any criminal action, had no reasonable cause to believe such person’s conduct was unlawful.

If unsuccessful in defense of a suit brought by or in the right of Honeywell, or if such suit is settled, such a person shall be indemnified under such law only against expenses (including attorneys’ fees) actually and reasonably incurred in the defense or settlement of such suit if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of Honeywell except that if such person is adjudged to be liable in such suit to Honeywell, such person cannot be made whole even for expenses unless the court determines that such person is fairly and reasonably entitled to indemnity for such expenses.

In addition, Honeywell maintains directors’ and officers’ reimbursement and liability insurance pursuant to standard form policies. The risks covered by such policies include certain liabilities under the securities laws.

The Plan provides that no employee of the Registrant or any of its affiliates to whom any duty or power relating to the administration or interpretation of the Plan or any sub-plan has been delegated shall be liable for any action, omission or determination relating to the Plan or any sub-plan and the Registrant shall indemnify and hold harmless each such employee against any cost, expense (including reasonable attorneys’ fees) or liability arising out of any action, omission or determination relating to the Plan or any sub-plan, unless, in either case, such action, omission or determination was taken or made by such employee in bad faith and without reasonable belief that it was in the best interests of the Registrant.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

The following exhibits are filed with or incorporated by reference into this registration statement (numbering corresponds to Exhibit Table in Item 6.01 of Regulation S-K).

Exhibit No.	Description of Exhibit
4.1	2007 Honeywell Global Employee Stock Plan (incorporated by reference to Honeywell’s Proxy Statement, dated March 12, 2007, filed pursuant to Rule 14a-6 of the Securities and Exchange Act of 1934)

4.2	Honeywell’s Restated Certificate of Incorporation (incorporated by reference to Exhibit 3(i) to our Annual Report on Form 10-K for the fiscal year ended December 31, 2005, filed on March 1, 2006)

4.3	Honeywell’s By-laws, as amended (incorporated by reference to Exhibit 3(ii) to our Current Report on Form 8-K, filed on December 11, 2006)

4.4	Form of certificate representing shares of Common Stock (incorporated by reference to our Registration Statement on Form 8-B filed on August 16, 1985 (Registration No. 333-30548)

5.1	Opinion of Jacqueline Whorms, Esq., with respect to the legality of the securities being registered hereby (filed herewith)

15	Independent Accountants' Acknowledgement Letter as to the incorporation of their reports relating to unaudited interim financial statements (filed herewith)

23.1	Consent of PricewaterhouseCoopers LLP (filed herewith)

23.2	Consent of Jacqueline Whorms, Esq. is contained in her opinion filed herewith as Exhibit 5.1

24.1	Powers of Attorney (incorporated by reference to Exhibit 24 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2006, filed on February 16, 2007)

Item 9. Undertakings.

(1)	The undersigned Registrant hereby undertakes:

(a)       To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)       To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)      To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set froth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)     To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(b)      That, for the purpose of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)       To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(2)                That, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)                 Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Township of Morris, State of New Jersey, on this 25th day of October, 2007.

Honeywell International Inc.
By:	/s/ Talia M. Griep Talia M. Griep Vice President and Controller

DIRECTORS:

Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities indicated on this 25th day of October, 2007.

Name	Title	Date
*__________________________________ David M. Cote	Chairman of the Board of Directors and Chief Executive Officer (Principal Executive Officer)	October 25, 2007
*__________________________________ David J. Anderson	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	October 25, 2007
/s/ Talia M. Griep Talia M. Griep	Vice President and Controller (Principal Accounting Officer)	October 25, 2007
*__________________________________ Gordon M. Bethune	Director	October 25, 2007
*__________________________________ Jaime Chico Pardo	Director	October 25, 2007
*__________________________________ D. Scott Davis	Director	October 25, 2007
*__________________________________ Linnet F. Deily	Director	October 25, 2007
*__________________________________ Clive R. Hollick	Director	October 25, 2007

*__________________________________ James J. Howard	Director	October 25, 2007
*__________________________________ Michael W. Wright	Director	October 25, 2007
*__________________________________ Ivan G. Seidenberg	Director	October 25, 2007
*__________________________________ Bradley T. Sheares, Ph.D	Director	October 25, 2007
*__________________________________ Eric K. Shinseki	Director	October 25, 2007
*__________________________________ John R. Stafford	Director	October 25, 2007
*BY: /s/ Thomas F. Larkins Thomas F. Larkins Attorney in Fact		October 25, 2007

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

4.1	2007 Honeywell Global Employee Stock Plan (incorporated by reference to Honeywell’s Proxy Statement, dated March 12, 2007, filed pursuant to Rule 14a-6 of the Securities and Exchange Act of 1934)

4.2	Honeywell’s Restated Certificate of Incorporation (incorporated by reference to Exhibit 3(i) to our Annual Report on Form 10-K for the fiscal year ended December 31, 2005, filed on March 1, 2006)

4.3	Honeywell’s By-laws, as amended (incorporated by reference to Exhibit 3(ii) to our Current Report on Form 8-K, filed on December 11, 2006)

4.4	Form of certificate representing shares of Common Stock (incorporated by reference to our Registration Statement on Form 8-B filed on August 16, 1985 (Registration No. 333-30548))

5.1	Opinion of Jacqueline Whorms, Esq., with respect to the legality of the securities being registered hereby (filed herewith)

15	Independent Accountants' Acknowledgement Letter as to the incorporation of their reports relating to unaudited interim financial statements (filed herewith)

23.1	Consent of PricewaterhouseCoopers LLP (filed herewith)

23.2	Consent of Jacqueline Whorms, Esq. is contained in her opinion filed herewith as Exhibit 5.1

24.1	Powers of Attorney (incorporated by reference to Exhibit 24 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2006, filed on February 16, 2007)